Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

UNION BANK OF CALIFORNIA, NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
94-0304228
I.R.S. Employer Identification No.

400 California Street
San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)
James Myers
Union Bank of California, N.A.
350 California Street
Corporate Trust — 11th Floor
San Francisco, CA 94104
(415) 273-2519
(Name, address and telephone number of agent for service)
Ormat Technologies, Inc.
(Issuer with respect to the Securities)

Delaware	88-0326081
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6225 Neil Road
Reno, NV	89511
(Address of Principal Executive Offices)	(Zip Code)
Subordinated Debt Securities

FORM T-1
Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers.
Trustee is authorized to exercise corporate trust powers.
Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None
In answering this item, the trustee has relied, in part, upon information furnished by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information. The trustee has also examined its own books and records for the purpose of answering this item.
Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.
Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Attached as Exhibit 6.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. Attached as Exhibit 7.

*	Exhibits 1 through 4 are incorporated by reference to T-1 as presented on S-4 Registration No. 333-103873 filed with the SEC.

NOTE
     The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.
SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Union Bank of California, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, State of California on the 15th day of September, 2008.

Union Bank of California, N.A.
By:	/s/ Ralph Renninghoff
Vice President

Exhibit 6
CONSENT OF THE TRUSTEE
REQUIRED BY SECTION 321(b) OF THE ACT
September 15, 2008
Securities and Exchange Commission
Washington, D.C. 20549
Ladies and Gentlemen:
In connection with the qualification of an indenture for subordinated indebtedness between Ormat Technologies Inc. (the “Company”) and Union Bank of California, N.A. (the “Trustee”), the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.
Sincerely,

Union Bank of California, N.A.
By:	/s/ Ralph Renninghoff
Corporate Trust Vice President

Exhibit 7

Consolidated Report of Condition of
Union Bank of California, National Association
of San Francisco in the State of California, at the close of business June 30, 2008, published in response to call made by the Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter 21541
BALANCE SHEET

Dollar Amounts
In Thousands
ASSETS

Cash and balances due from depository institutions:
Non-interest-bearing balances and currency and coin	$1,800,308
Interest-bearing balances	65,788
Securities:
Held-to-maturity securities	0
Available-for-sale securities	8,492,625
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	171,400
Securities purchased under agreements to resell	945
Loans and lease financing receivables:
Loans and leases held for sale	158,537
Loans and leases, net of unearned income	45,161,575
LESS: Allowance for loan and lease losses	519,476
Loans and leases, net of unearned income and allowance	44,642,099
Trading assets	1,145,620
Premises and fixed assets	480,424
Other real estate owned	7,384
Investments in unconsolidated subsidiaries and associated companies	0
Customers’ liability to this bank on acceptances outstanding	n/a
Intangible assets:
Goodwill	355,287
Other intangible assets	5,573
Other assets	2,901,803

Total assets	60,227,793

Exhibit 7

Dollar Amounts
In Thousands
LIABILITIES

Deposits:
In domestic offices	$40,792,746
Noninterest-bearing	13,464,330
Interest-bearing	27,328,416
In foreign offices, Edge and Agreement subsidiaries, and IBFs	3,488,892
Noninterest-bearing	0
Interest-bearing	3,488,892
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	1,377,803
Securities sold under agreements to repurchase	918,784
Trading liabilities	903,248
Other borrowed money	6,370,809
Bank’s liability on acceptances executed and outstanding	n/a
Subordinated notes and debentures	748,113
Other liabilities	916,331
Total liabilities	55,516,726

Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	604,577
Surplus	1,707,861
Retained earnings	2,844,598
Accumulated other comprehensive income	– 445,969
Other equity capital components	0

Total equity capital	4,711,067

Total liabilities, minority interest, and equity capital	60,227,793

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